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                                                                    EXHIBIT 23.2


                        [Letterhead of SunAmerica, Inc.]



                              July 24, 1997



SunAmerica, Inc.
1 SunAmerica Center
Los Angeles, California  90067-6022

          Re:  LETTER OF CONSENT


Ladies and Gentlemen:

     I hereby consent to the use of my name under the heading "Legal Matters" in the Prospectus and Prospectus Supplement forming a part of the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                    Very truly yours,



                                    /s/ Susan L. Harris
                                    Senior Vice President and
                                      General Counsel-Corporate Affairs